Exhibit 23(a)


            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated January 28, 1994 and April 15, 1994, included in and incorporated by reference in Western Resources, Inc.'s Form 10-K and Form 11-K, respectively, for the year ended December 31, 1993, and to all references to our firm included in this Registration Statement on Form S-8.




                                                        ARTHUR ANDERSEN LLP
Kansas City, Missouri,
  January 25, 1995